                                                                     EXHIBIT 4.4

                    AMENDMENT NO. 1 TO STOCKHOLDER AGREEMENT

     This Amendment No. 1 to Stockholder Agreement by and among Hyundai Electronics America ("HEA"), Hyundai Electronics Industries Co., Ltd. ("HEI") and Maxtor Corporation ("Maxtor") is dated as of October 3, 2000.

     WHEREAS, the undersigned are parties to the Stockholder Agreement among HEA, HEI and Maxtor dated June 25, 1998, as amended (the "Stockholder Agreement").

     WHEREAS, the undersigned have agreed to amend certain provisions of the Stockholder Agreement.

     In consideration of Maxtor entering into an Agreement and Plan of Reorganization among Quantum Corporation, Spinco Corporation ("Spinco"), Maxtor and Hawaii Acquisition Corporation ("Merger Sub") of even date herewith (the "Merger Agreement"), the undersigned hereby agree as follows:

     1. Section 2.1 of the Stockholder Agreement is hereby amended and restated to read in its entirety as follows:

          "2.1 Standstill.

          (a) From and after the date of the Agreement and Plan of Reorganization among Quantum Corporation, Spinco Corporation, the Company and Hawaii Acquisition Corporation (the "Merger Agreement") through the second anniversary of the Effective Date (as defined in the Merger Agreement) or the earlier termination of the Merger Agreement (the "Standstill Period"), Hyundai Affiliates may not purchase or otherwise acquire additional shares of the Company's capital stock entitled to vote generally in the election of directors ("Voting Stock"), except upon the prior written approval by the Company (including approval of the Company's Board of Directors and approval by a resolution adopted by a majority of the Company's Disinterested Directors).

          (b) Following the termination of the Standstill Period and through December 31, 2001, Hyundai Affiliates may only purchase additional shares of the Company's Voting Stock (i) in the open market if a third party or group of third parties (other than any Hyundai Affiliate or any Person with whom any Hyundai Affiliate acts (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities issued by the Company) makes a tender or exchange offer for 40% or more of the Company outstanding shares of Voting Stock, or accumulates more than 20% of the Company's Voting Stock common stock, provided that neither HEA nor its Affiliates shall have any right to purchase Voting Stock hereunder if such actions by any third parties are approved by a majority of the Company's Disinterested Directors, or (ii) upon the prior written approval by the Company (including approval of the Company's Board of Directors and approval by a resolution adopted by a majority of the Company's Disinterested Directors). The

Company will notify HEA as promptly as reasonably feasible after it becomes aware of a tender offer or accumulation as described in this Section 2.1(b)."

     2. Section 3.2 of the Stockholder Agreement shall be amended and restated in its entirety to read as follows:

          "3.2 Requested Registration. If at any time Holder shall request that the Company effect the registration of shares of Common Stock held by Holder and the requested registration relates to an offering (i) of at least 10% of the aggregate shares of Common Stock of the Company Beneficially Owned by HEA at the closing of the Public Offering, and (ii) with reasonably anticipated aggregate proceeds (net of any underwriters discount or any expenses of the offering) of $50,000,000 or more, the Company shall use its reasonable commercial efforts to effect the requested registration, provided that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 3.2 after the Company has effected two (2) such registrations pursuant to this
     Section 3.2 and such registrations have been declared effective. Any registration effected pursuant to Section 3.3 shall not reduce the number of registrations which the Company is required to effect under this Section 3.2.

          The rights granted by this Section 3.2 may be exercised from time to time, but the Company shall not be required to make any registration effective under this Section 3.2 more than once in any calendar year, provided that HEA, but not any other Holder, may request one (1) additional registration during any calendar year which may be effected by the Company in its sole discretion.

          The Company may include in the registration under this Section 3.2 any other shares of Common Stock (including issued and outstanding shares of Common Stock as to which the holders thereof have contracted with the Company for "piggyback" registration rights) so long as the inclusion in such registration of such shares will not, in the opinion of the managing underwriter, if any, or if there is no managing underwriter, a nationally recognized investment banking firm selected by Holder and reasonably acceptable to the Company, interfere with the successful marketing in accordance with the intended method of sale or other disposition of all the shares sought to be registered by Holder pursuant to this Section 3.2. If it is determined as provided above that there will be such interference, the other shares of Common Stock sought to be included by the Company shall be excluded to the extent deemed appropriate by the managing underwriter or, if there is no managing underwriter, Holder, provided that if less than all shares proposed to be included by the Company are excluded, and the Company is seeking to register shares of Common Stock for persons other than the Company, the Company shall have the right to determine in its sole discretion which such shares other than those offered by Holder(s) will be excluded from the registration.

          If the requested registration is an underwriting, the managing and other underwriters will be selected by Holder, provided such underwriters shall be reasonably satisfactory to the Company. If the requested registration is not a firm commitment, underwritten offering and the Company requests that it be made in such an offering of the same size and during the same period, Holder will change the form of the offering to a firm commitment, underwritten offering, provided that the managing and other underwriters and the terms of the underwriting, including without limitation the underwriters discount, are reasonably satisfactory to Holder."

     3. The last paragraph of Section 3.4 of the Stockholder Agreement shall be amended and restated in its entirety as follows:

          "All expenses incurred by the Company in complying with Sections 3.2,
3.3 and 3.4 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) are hereinafter called "Registration Expenses" and all underwriting discounts and selling commissions applicable to the sales are herein called "Selling Expenses." The Company will pay all Registration Expenses in connection with up to two (2) registrations pursuant to
Section 3.2. All Selling Expenses in connection with each registration pursuant to Section 3.2 or 3.3 shall be borne by the seller of the securities on which they are imposed. All Registration Expenses other than those payable by the Company shall be borne by the Company, Holder and any other selling stockholders pro rata in proportion to the securities covered thereby being sold by them. Each Holder shall bear the fees and costs of its own counsel."

     4. Section 3.9(b) of the Stockholder Agreement shall be amended and restated in its entirety to read as follows:

          "(b) After any such transfer, HEA shall retain its rights under this Agreement with respect to all other Registrable Securities owned by Holder, provided that any rights to request registration under Section 3.2 granted to such transferee(s) by HEA shall reduce the then remaining number of registrations to which HEA would otherwise be entitled under Section 3.2 hereof, and provided further that in no event shall the Company be required to effect more than a total of two (2) registrations taken as a whole pursuant to Section 3.2 of this Agreement."

     5. The Stockholder Agreement shall otherwise remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first written above.

                                        MAXTOR CORPORATION



                                        By:
                                           -------------------------------------



                                        HYUNDAI ELECTRONICS AMERICA



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                        HYUNDAI ELECTRONICS INDUSTRIES CO. LTD.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: